                               EXHIBIT 21

                SUBSIDIARIES OF MERCER INTERNATIONAL INC.

                                                             SHAREHOLDING
                                                            AT END OF YEAR
                                          JURISDICTION    ------------------
         NAME OF SUBSIDIARY(1)          OF INCORPORATION   DIRECT   INDIRECT
--------------------------------------  ----------------  --------  --------
Dresden Papier GmbH                          Germany          -       100%
Spezialpapierfabrik Blankenstein GmbH        Germany          -       100%

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(1) All the subsidiaries are conducting business under their own names.